UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2012

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-33097	02-0681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2012, Gladstone Commercial Corporation (the “Company”), through its wholly-owned subsidiary, Gladstone Commercial Limited Partnership, amended its line of credit, which was originally established on December 28, 2010, and previously amended on December 6, 2011 (the “Credit Facility”), to increase the current maximum availability of credit under the Credit Facility from $50.0 million to $75.0 million. The Credit Facility was arranged by Capital One, N.A. as administrative agent, and Branch Banking and Trust Company as an additional lender. Citizens Bank of Pennsylvania is joining the Credit Facility as an additional lender. All other terms of the agreement remained the same.

As of January 31, 2012, we may draw up to an aggregate of $38.6 million under the Credit Facility, of which we have aggregate borrowings outstanding under the line of credit of $29.7 million.

In connection with this amendment, the Company paid a $125,000 amendment fee.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is incorporated by reference in Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On January 31, 2012, the Company issued a press release announcing the closing of the Credit Facility described in Item 1.01 above. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1 – Second Amendment to Credit Agreement and Omnibus Amendment of Loan Documents dated as of January 31, 2012 by and among Gladstone Commercial Limited Partnership as Borrower, the Committed Lenders named therein, and Capital One Bank, N.A. as Administrative Agent.

Exhibit 99.1 – Press release dated January 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)

January 31, 2012	By:	/s/ Danielle Jones
(Danielle Jones, Chief Financial Officer)